EXECUTIVE EMPLOYMENT AGREEMENT
FOR
HENRY E. BLOCK

This Executive Employment Agreement for Henry E. Block (this "Agreement") is made as of October 1, 2004, between DirecTECH Holding Company, Inc., a Delaware corporation, hereinafter called the "Employer", and Henry E. Block, hereinafter called the "Employee" (the Employer and the Employee are sometimes collectively referred to hereinafter as the "Parties").

A. Duties. The Employer hereby employs the Employee as Vice President of the Employer with the powers, authority and duties that are necessary to enable him to discharge his duties as Vice President of the Employer and as are commonly incident of such office, as shall be reasonably determined from time to time by the Employer's Board of Directors, to whom the Employee shall report.

(1) General Duties.

(a) The Employee shall render to the very best of the Employee's abilities on behalf of the Employer services to and on behalf of the Employer and shall undertake diligently all duties assigned to him by the Employer's Board of Directors;

(b) The Employee shall devote his full time, energy and skill to the performance of the services in which the Employer is engaged at such time and place as the Employer's Board of Directors may direct; and

(c) The Employee shall faithfully and industriously assume and perform with skill, care, diligence and attention all responsibilities and duties connected with his employment on behalf of the Employer.

(2) Specific Duties. The Employee's specific duties are set forth in Exhibit A.(2) (DirecTECH Holding Company, Inc. Job Description) attached hereto.

B. Principal Place of Employment. The principal place of the Employee's employment with the Employer shall be within or around the City of Maysville, Kentucky.

C. Term. The Employee's term of employment with the Employer under this Agreement shall begin on October 1, 2004, and continue until October 1, 2014 (the "Employment Term"), unless the Employee's employment with the Employer is otherwise terminated by the Employee or the Employer in accordance with Section M. of this Agreement; provided, however, that the Parties may extend the Employment Term by mutual written agreement.

D. Base Compensation. As base compensation for the Employee's services to the Employer during the Employment Term, the Employer shall pay to the Employee a salary of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per annum

(the "Base Compensation"), payable in accordance with the Employer's normal payroll practices. U.S. withholding taxes shall be withheld from the Employer's salary payments to the Employee, together with the Employee's required F.I.C.A. contributions. The Executive Compensation Committee for the Employer's Board of Directors shall review the Base Compensation annually and determine adjustments in the Base Compensation, if any. If the Employee's Base Compensation is decreased during the Employment Term, this shall provide the Employee with "Good Reason" to terminate his employment with the Employer pursuant to Section M.3. of this Agreement and the Employer shall thereafter be responsible to pay the Employee the compensation continuation payments provided for in Section M.2.(a) of this Agreement.

E. **Executive Cash Bonus Program.** The Executive Compensation Committee for the Employer's Board of Directors shall determine and pay executive cash bonuses to the Employee during the Employment Term.

F. **Insurance and Other Employee Benefit Plans.** During the Employment Term, the Employee shall be entitled to participate with other employees of the Employer in any employee benefit plans as may be authorized and adopted from time to time by the Employer's Board of Directors, including participation in health care and dental insurance plans and the Employer's "cafeteria plan" and "401(k) plan." The Employee's participation in these employee benefit plans shall be according to the express terms of such plans. The Employer also shall reimburse the Employee for Medigap J health care and dental insurance premiums after the Employee becomes eligible for Medicare.

G. **Automobile.** During the term of the Employee's employment with the Employer under this Agreement, the Employer shall provide the Employee with an automobile owned or leased by the Employer for the Employee's use in performing his obligations as the Employer's Vice President. Such automobile shall be limited to one appropriate in cost for a company of the Employer's size and nature and for a position similar to the Employee's position with the Employer. The Employee's personal use of such automobile shall be reasonable in scope.

H. **Business Expenses.** During the Employment Term, the Employer shall reimburse the Employee for such customary, ordinary and necessary business expenses as are incurred by him in the performance of his duties and activities associated with promoting or maintaining the Employer's business. The Employer will reimburse the Employee for all expenses as described in this section only upon the Employee's presentation of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties for the Employer. Certain seminars and other educational programs and certifications may be of benefit to the Employee's work for the Employer. Subject to written pre-approval, the Employer's Board of Directors may agree to reimburse the Employee for the cost of these programs as appropriate for the Employee's career development for the Employer. The Employer also shall reimburse the Employee for reasonable incremental costs associates with operating an office for the Employer out of his home. Notwithstanding anything to the contrary set forth in this Agreement, the Employee's

right to be reimbursed for expenses incurred during the Employment Term or any amendment thereto, shall survive the termination of this Agreement or any amendment thereto, for a period of six months.

I. Paid Time Off ("PTO"). Subject to the Employee's responsibility to devote his best efforts and substantially all of his normal work time to advance the interests of the Employer, the Employee shall be entitled to the benefits under the Employer's PTO policy for executive management employees, which the Employee shall develop.

J. Income of the Employee. Except for income generated from other business and commercial activities and other activities described and permitted in Section L. of this Agreement, all income of the Employee from the performance of services shall belong to and be the income of the Employer.

K. Efforts of the Employer. The Employer shall provide suitable office and work facilities for the Employee and shall provide qualified secretaries, assistants and office facilities as required. The standard for what is required of the Employer under this Paragraph of this Agreement shall be limited to that which is appropriate in cost for a company of the Employer's size and nature and for a position similar to the Employee's position with the Employer.

L. Efforts of the Employee. During the Employment Term, the Employee shall devote his best efforts and substantially all of his normal work time to advance the interests of the Employer. The Employee may be engaged in other business and commercial activities and pursuits but only if they do not interfere with the Employee's duties to the Employer. Notwithstanding the foregoing, however, it is anticipated that the Employee may, from time to time, perform services for the Employee's family, charity, the public, and in connection with personal business ventures, investments and speculation in which event the engagement in such activities and the performance of such services shall be at the discretion of the Employee, unless in the reasonable judgment of the Employer's Board of Directors, the performance of such services jeopardizes the reputation of the Employer or substantially impairs the performance of the Employee.

M. Termination of Employment. The Employee's employment with the Employer may be terminated in accordance with this Section M. In the event of any such termination, the rights of the Parties will be determined in accordance with this Section M.

1. **Termination by the Employer For Cause.** The Employer may terminate the Employee "For Cause" at any time with or without notice. For purposes of this Agreement "For Cause" shall have the following meaning:

Whenever all of the members of the Board of Directors of the Employer (other than the Employee) determine that (a) the Employee has breached this Agreement in a material manner, the Employer has provided the Employee thirty (30) days advance written notice of such breach and the breach is not cured by the Employee and/or such breach is continuing for more than thirty (30) days; (b) the Employee has failed in a material sense to perform his duties as described in Section A. of this Agreement or as otherwise described in this Agreement; (c) the Employee has committed fraud, misappropriation, embezzlement or acts of similar dishonesty or conviction of a felony involving moral turpitude; (d) the Employee has illegally or excessively used alcohol in the workplace; (e) the Employee has engaged in intentional or willful misconduct that may subject the Employer to criminal or civil liabilities or breach of the Employee's duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Employer; (f) the Employee has willfully disregarded the Employer's policies and procedures; or (g) the Employee has deliberately refused to follow the reasonable instructions of the Employer's Board of Directors. Prior to terminating the Employee for the reasons set forth in Section M.1.(a) or (b), the Employee shall have a period of thirty (30) days after all of the members of the Board of Directors of the Employer (with the exception of the Employee) decides to terminate the Employee for such reasons (and provides him with written notice of the reasons for his proposed termination) to remedy his workplace behavior to the reasonable satisfaction of all of the Employer's Board of Directors. If the Employee fails to do so, the Employer's Board of Directors will thereafter terminate the Employee's employment with the Employer For Cause.

In the event that the Employee is terminated For Cause in the manner described above, the Employer shall be obligated to:

(a) Continue to pay the compensation and other fringe benefits due the Employee under this Agreement up to the termination date stated in the written notice; and

(b) Reimburse the Employee for any otherwise reimbursable expenses as contemplated by this Agreement and incurred prior to the date of the Employee's termination; and

(c) Distribute to the Employee any qualified retirement plan benefits due the Employee pursuant to the terms of such plans.

2. **Termination by the Employer Without Cause and by the Employee With Good Reason**. The Employer may terminate this Agreement at any time and "Without Cause" (hereinafter defined) and the Employee may terminate this Agreement at any time and with "Good Reason" (hereinafter defined) by giving sixty (60) days prior written notice to the Employee or to the Employer, as the case may be, of its/his intention to terminate the Employee's employment, and, in such event, the Employer shall be obligated only to:

(a) Continue to pay the Base Compensation and other fringe benefits (and other benefits) as provided for under this Agreement for the lesser of (i) five years or (ii) the remainder of the Employment Term; provided, however, that the Employer shall cease making these Base Compensation continuation payments to the Employee if the Employee secures any gainful employment that, in the reasonable opinion of the Employer's Board of Directors (other than the Employee), competes with the Employer; and

(b) Pay the Employee any executive cash bonuses authorized or declared by the Employer's Board of Directors on or prior to the date of the written notice by the Employer; and

(c) Distribute to the Employee any qualified and/or non-qualified retirement plan and/or other benefits due the Employee pursuant to the terms of such plans and provide to the Employee any benefit continuation plans that otherwise are available to the Employee pursuant to the terms of his employment with the Employer.

During the notice period indicated above, the Employee must fulfill all of his duties and responsibilities set forth in Section A. of this Agreement (and elsewhere) and use his reasonable best efforts to train and support his replacement, if any. Failure to comply with this requirement shall result in immediate termination of the Employee For Cause and the consequences set forth in Section M.1. of this Agreement. The Employer may, in its sole discretion, during the notice period indicated above, provide to the Employee compensation in the amount set forth in Section M.2.(a) of this Agreement in lieu of actual employment with the Employer and nothing shall require the Employer to maintain the Employee in the active employment of the Employer for the duration of such notice period.

For purposes of this Section M.2. of this Agreement, the Employer shall be deemed to have terminated the Employee "Without Cause" if the Employer cannot justify terminating the Employee For Cause as defined in Section M.1. of this Agreement. Furthermore, "Good Reason" shall mean, as determined by the Employer's Board of Directors, in its sole and absolute discretion exercised in a nondiscriminatory manner, the occurrence of any of the following events without the Employee's express written consent: (i) a substantial and adverse change in the Employee's duties, control, authority or status or position, or the assignment to the Employee or any duties or responsibilities which are inconsistent with such status or position, or a reduction in the duties and responsibilities previously exercised by the Employee, or a loss of title, loss of office, loss of significant authority, power or control, or any removal of him from or any failure to reappoint or reelect him to such positions, except in connection with the termination of his employment For Cause or total and permanent disability, or as a result of his death; (ii) a reduction in the Employee's Base Compensation or a material reduction in the Employee's total compensation (i.e., a reduction in such total compensation of ten (10) percent or more); or (iii) any material breach by the Corporation of any provisions of any written agreement with the Employee.

3. Termination by the Employee. The Employee may terminate this Agreement at any time and without cause and with or without "Good Reason" by giving sixty (60) days prior written notice to the Employer of his intention to terminate his employment with the Employer, and, in such event, the Employer shall be obligated only to:

(a) Continue to pay the compensation and other fringe benefits due the Employee under this Agreement up to the termination date stated in the written notice provided by the Employee; if a written notice is not provided, the Employee's termination date shall be the last work day on which the Employee works in excess of eight hours; and

(b) Pay the Employee any executive cash bonuses authorized or declared by the Employer's Board of Directors on or prior to the date of the written notice by the Employer; and

(c) Distribute to the Employee any qualified and/or non-qualified retirement plan and/or other benefits due the Employee pursuant to the terms of such plans and provide to the Employee any benefit continuation plans that otherwise are available to the Employee pursuant to the terms of his employment with the Employer.

During the notice period indicated above, the Employee must fulfill all of his duties and responsibilities set forth in Section A. of this Agreement (and elsewhere) and use his reasonable best efforts to train and support his replacement, if any. Failure to comply with this requirement shall result in immediate termination of the Employee For Cause and the consequences set forth in Section M.1. of this Agreement.

N. Files and Records. All files and records concerning the Employer that are maintained by the Employee during the term of this Agreement shall belong to and remain the property of the Employer.

O. Waiver of Breach or Violation Not Deemed Continuing. The waiver by either party of this Agreement of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

P. Arbitration. If any controversy or claim arising out of this Agreement cannot be settled by the parties or through mediation within ninety (90) days after the first written notice invoking this Section, the controversy or claim shall be settled by arbitration in Wilmington, Delaware. Within twenty (20) days after written request for arbitration shall be made by a party on one side to the party on the other, the parties shall jointly select an arbitrator. If the parties are unable to agree upon an arbitrator, an arbitrator shall be appointed as provided in the Delaware Uniform Arbitration Act. The arbitrator shall hear and decide the dispute, adhering to the Delaware Uniform Arbitration Act. The hearing on the dispute shall be held no later than sixty (60) days after the request for appointment of an arbitrator. The party on the prevailing side in the arbitration shall be awarded its expenses of the arbitration, including the reasonable cost of experts,

evidence, and legal counsel. Any award made by a majority of such arbitrators shall be final, binding, and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by ten (10) days plus the number of days that are taken for the determination of the matter by arbitration.

Q. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by personal delivery, by overnight courier, or by mail (registered or certified, postage prepaid, return receipt requested) to the address of the party set forth below, or to such other address as a party may have furnished to the other in writing in accordance herewith and shall be deemed to have been given after three days of sending such communication regardless of the method of delivery, except that notices by facsimile and of change of address shall only be effective upon receipt.

Employer:	DirecTECH Holding Company, Inc. Attn: Executive Compensation Committee of the Board of Directors 1792 Second Street Napa, California 94559
With copies to:	Johanson Berenson LLP 1792 Second Street Napa, California 94559 Attn: David R. Johanson, Esq.
Employee:	Henry E. Block 858 W Vernon Farwell, MI 48622

R. Assignment. This Agreement is of a personal nature and shall not be assigned by either party to this Agreement without the prior written consent of the other party. This Agreement shall, however, inure to the benefit of, and shall be binding upon, the Employer and its corporate business successors.

S. Governing Law. The validity and interpretation of this Agreement and all transactions contemplated hereby and the enforcement thereof shall be governed by the laws of the State of Delaware.

T. Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof. It may not be changed orally, but may be changed only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

DIRECTECH HOLDING COMPANY, INC.
A Delaware Corporation

By: ______________________
David R. Johanson
Its: Secretary

EMPLOYEE

____
Henry E. Block

Agreed to and accepted by with respect to financial commitments to the Employee by:

DIRECTECH, INC.
A Delaware Corporation

By: ______________________
David R. Johanson
Its: Secretary